December 4, 2018

Celsion Corporation

997 Lenox Drive, Suite 100

Lawrenceville, New Jersey 08648-2311

Re: Registration Statement on Form S-3 (File No. 333-227236)

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-3, File No. 333-227236, filed by Celsion Corporation, a Delaware corporation (the “Company”) on September 7, 2018, as amended by Amendment No. 1, filed on September 28, 2018, with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), which Registration Statement was declared effective on October 12, 2018 (the “Registration Statement”). The Company may issue and sell, from time to time, through JonesTrading Institutional Services LLC (the “Agent”), shares of its Common Stock, $0.01 par value per share (the “Shares”), having an aggregate offering price of up to $16,000,000, pursuant to the Registration Statement, the Company’s base prospectus dated October 12, 2018 (the “Base Prospectus”), as supplemented by the Company’s prospectus supplement dated December 4, 2018, relating to the Shares (the “Prospectus Supplement”), and that certain Capital on DemandTM Sales Agreement dated December 4, 2018, by and between the Company and the Agent (the “Sales Agreement”).

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We have examined the Registration Statement, the exhibits thereto, the Base Prospectus as supplemented by the Prospectus Supplement, the Sales Agreement, the amended and restated certificate of incorporation of the Company, the amended and restated bylaws of the Company, resolutions adopted by the board of directors of the Company, or a duly authorized committee thereof, relating to the Registration Statement, the Sales Agreement and the issuance, sale and delivery of the Shares by the Company. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of the Company and other corporate documents and instruments, and have examined such questions of law, as we have considered relevant and necessary as a basis for this opinion letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us for examination. As to facts relevant to the opinions expressed herein, we have relied without independent investigation or verification upon, and assumed the accuracy and completeness of, certificates, letters and oral and written statements and representations of public officials and officers and other representatives of the Company.

Sidley Austin (CA) LLP is a Delaware limited liability partnership doing business as Sidley Austin LLP and practicing in affiliation with other Sidley Austin partnerships.

Based upon and subject to the foregoing and the other limitations, qualifications and assumptions set forth herein, we are of the opinion that the issuance and sale of the Shares pursuant to the Sales Agreement have been duly authorized by the Company, and such Shares will be validly issued, fully paid and nonassessable when certificates representing such Shares shall have been duly executed, countersigned and registered and duly delivered to the purchasers thereof against payment of the agreed consideration therefor in an amount not less than the par value thereof or, if any such Shares are to be issued in uncertificated form, the Company’s books shall reflect the issuance of such Shares to the purchasers thereof against payment of the agreed consideration therefor in an amount not less than the par value thereof, all in accordance with the Sales Agreement.

This opinion letter is limited to the General Corporation Law of the State of Delaware. We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws.

We hereby consent to the filing of this opinion letter as an exhibit to the Company’s Current Report on Form 8-K filed on the date hereof and the incorporation by reference of this opinion letter as an exhibit to the above-referenced Registration Statement and to the use of our name in the Registration Statement and any amendment thereto, including the Prospectus Supplement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required to be filed with the Registration Statement under Section 7 of the Securities Act.

Very truly yours,
/s/ Sidley Austin LLP